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                                                                   EXHIBIT 10(q)

                           EXECUTIVE BONUS PLAN 1999


Effective January 1, 1999, the Company revised the threshold established for bonus consideration to take into account the termination of management and consulting services provided to Native American operations in Arizona and New York. The new threshold is $25.0 million in EBITDA, prior to accruing bonus expense and adjusted for extraordinary, non-recurring items that are deemed non-operational in nature ("Adjusted EBITDA"). The bonus amount will start at 1.4% of Adjusted EBITDA at the $25.0 million level and increase by one tenth of one percent for each $1.0 million of Adjusted EBITDA above $25.0 million up to a maximum of 3%. Each percentage increase achieved would be on a first dollar basis and computed on the entire adjusted EBITDA. The compensation committee will have full discretion concerning the payment of executive bonuses.

                 EBITDA           BONUS            1999
               $(000,000)         FACTOR         BONUS POOL
               ----------         ------         ----------
                   25              1.4%          $  350,000
                   26              1.5%             390,000
                   27              1.6%             432,000
                   28              1.7%             476,000
                   29              1.8%             522,000
                   30              1.9%             570,000
                   31              2.0%             620,000
                   32              2.1%             672,000
                   33              2.2%             726,000
                   34              2.3%             782,000
                   35              2.4%             840,000
                   36              2.5%             900,000
                   37              2.6%             962,000
                   38              2.7%           1,026,000
                   39              2.8%           1,092,000
                   40              2.9%           1,160,000
                   41              3.0%           1,230,000